Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE by and between Smith & Nephew plc, as Issuer and THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee relating to an Indenture, dated as of October 14, 2020
September 11, 2026

Table of Contents

Contents	Page
ARTICLE 1 Definitions and Other Provisions of General Application	1
SECTION 1.1 Definitions	1
SECTION 1.2 Conflict with Trust Indenture Act	2
SECTION 1.3 Effect of Headings and Table of Contents	2
SECTION 1.4 Successors and Assigns	2
SECTION 1.5 Separability Clause	2
SECTION 1.6 Benefits of Supplemental Indenture	2
SECTION 1.7 Governing Law	2
SECTION 1.8 Execution in Counterparts	2
SECTION 1.9 Recitals by the Issuer	2
SECTION 1.10 Ratification and Incorporation of Indenture	2
ARTICLE 2 The Securities	2
SECTION 2.1 Creation of Designated Securities	2
SECTION 2.2 Limitation on Aggregate Principal Amount of Designated Securities	3
SECTION 2.3 Payment of Principal	3
SECTION 2.4 Interest and Interest Rate	3
SECTION 2.5 Paying Agent	3
SECTION 2.6 Place of Payment	4
SECTION 2.7 Denominations	4
SECTION 2.8 Security Certificates	4
SECTION 2.9 Defeasance and Covenant Defeasance	5
SECTION 2.10 Additional Amounts	5
SECTION 2.11 Redemption	5
ARTICLE 3 Amendment to the Indenture	6
SECTION 3.1 Certain Terms Defined	6
SECTION 3.2 Event of Default Defined	7
SECTION 3.3 Electronic Means	7
EXHIBIT A Form of Security Certificate Representing the Designated Securities	1

i

This First Supplemental Indenture, dated as of September 11, 2026 (this “First Supplemental Indenture”), between Smith & Nephew plc, a public limited company organized under the laws of England and Wales (the “Issuer”) and The Bank of New York Mellon, London Branch, a New York banking corporation organized and existing under the laws of New York, acting through its London Branch, as trustee (the “Trustee”, which term includes any successor Trustee).

Whereas, the Issuer has heretofore entered into an Indenture, dated as of October 14, 2020 (as may be amended and supplemented from time to time, the “Indenture”) with the Trustee;

Whereas, pursuant to Sections 2.01, 2.07 and 7.01 of the Indenture, the Issuer proposes to create new series of Securities under the Indenture and make certain changes to the Indenture as it relates to future issuances (including the series of Securities to be created under this First Supplemental Indenture);

Whereas, the Issuer hereby resolves to issue the Designated Securities (as such term is defined in Section 2.1 hereof) in an aggregate principal amount of $700,000,000, and with the terms and conditions set forth in this First Supplemental Indenture; and all things necessary to make this First Supplemental Indenture a valid and binding agreement of the Issuer, in accordance with its terms, have been done;

Now, therefore, for and in consideration of the premises and the purchases of the Designated Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Designated Securities, as follows:

ARTICLE 1
Definitions and Other Provisions of General Application

SECTION 1.1 Definitions. For purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined herein have the meanings assigned to them herein and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this First Supplemental Indenture;

(d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(e) all terms used but not defined in this First Supplemental Indenture, which are defined in the Indenture, shall have the meanings assigned to them in the Indenture.

SECTION 1.2 Conflict with Trust Indenture Act. If and to the extent that any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such act to be a part of and govern the Indenture, the provision of the Trust Indenture Act shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to this First Supplemental Indenture as so modified or excluded, as the case may be.

SECTION 1.3 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.4 Successors and Assigns. All covenants and agreements by the Issuer in this First Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

SECTION 1.5 Separability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.6 Benefits of Supplemental Indenture. Nothing in the Indenture or the Designated Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Designated Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 1.7 Governing Law. Pursuant to Section 5-1401 of the General Obligations Law of the State of New York, this First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 1.8 Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts by manual, facsimile or electronic signature, provided that any electronic signature is a true representation of the signer’s actual signature, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument, and signature pages may be delivered by facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transaction Act, the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method.

SECTION 1.9 Recitals by the Issuer. The recitals in this First Supplemental Indenture are made by the Issuer only and not by the Trustee, and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, indemnities, powers and duties of the Trustee shall be applicable in respect of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 1.10 Ratification and Incorporation of Indenture. As supplemented hereby, the Indenture is in all other respects ratified and confirmed, and from this day forward, references to the Indenture shall mean the Indenture as amended and supplemented by this First Supplemental Indenture and, in the case of the amendment set out in Section 3.2 (Event of Default Defined) of this First Supplemental Indenture, insofar as it relates to future issuances (including the series of Securities to be created under this First Supplemental Indenture).

ARTICLE 2
The Securities

SECTION 2.1 Creation of Designated Securities. There is hereby created a new series of Securities to be issued under the Indenture to be designated as 5.750% Notes due 2036 (the “Designated Securities”).

SECTION 2.2 Limitation on Aggregate Principal Amount of Designated Securities. The aggregate principal amount of the Designated Securities shall initially be limited to $700,000,000 (except for Designated Securities represented by any Security certificate authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Designated Securities pursuant to Sections 2.12, 2.13, 2.14 or 7.05 of the Indenture and except for any Designated Securities which, pursuant to Section 2.08 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture). The Issuer may from time to time, without the consent of the Holders of a series of Designated Securities, create and issue further securities having the same terms and conditions as such previously issued series of Designated Securities in all respects (or in all respects except for the issue date, the first payment of interest thereon and/or issue price), so that such further issue shall be consolidated and form a single series with the relevant series of outstanding Designated Securities; provided, however, that if any such further securities are not fungible for U.S. federal income tax purposes with the relevant series of outstanding Designated Securities, such further securities will have a separate CUSIP and ISIN or other identifying number, as applicable.

SECTION 2.3 Payment of Principal. The principal of the Designated Securities shall be due and payable on September 11, 2036 (the “Maturity Date”).

SECTION 2.4 Interest and Interest Rate.

(a) The Designated Securities will bear interest from September 11, 2026, or from the most recent date through which the Issuer has paid or provided for interest on the Designated Securities, at an annual rate of 5.750%.

(b) The Issuer will pay interest on the Designated Securities semi-annually in arrears on each March 11 and September 11 of each year, beginning on March 11, 2027 to and including the Maturity Date (each an “Interest Payment Date”).

(c) Interest on the Designated Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as described below for the first Interest Payment Date, on each Interest Payment Date, the Issuer will pay interest on the Designated Securities for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day immediately preceding that Interest Payment Date.

(d) On the first Interest Payment Date, the Issuer will pay interest for the period beginning on and including the issue date of the Designated Securities and ending on and excluding the first Interest Payment Date.

(e) If any Interest Payment Date would fall on a day that is not a Business Day, the interest payment shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date.

(f) If the Maturity Date falls on a day that is not a Business Day, the Maturity Date will be postponed to the next succeeding day that is a Business Day, but no additional interest shall be paid unless the Issuer fails to make payment on such date.

(g) Interest on each Designated Security will be paid only to the Person in whose name such Designated Security was registered at the close of business on the Regular Record Date for the applicable Interest Payment Date, which shall be the 15th calendar day preceding such Interest Payment Date, whether or not such day is a Business Day.

SECTION 2.5 Paying Agent.

(a) Upon the terms and subject to the conditions contained herein, the Issuer hereby appoints The Bank of New York Mellon, London Branch as the initial Paying Agent under the Indenture for the purpose of performing the functions of the Paying Agent with respect to the Designated Securities.

(b) The Paying Agent shall exercise due care in performing the functions of the Paying Agent for the Designated Securities.

SECTION 2.6 Place of Payment.

The place or places where, subject to the provisions of Section 3.03 of the Indenture, the principal of, and any premium and interest on, and any Additional Amounts in respect of, the Designated Securities shall be payable, Security certificates representing the Designated Securities may be surrendered for exchange or conversion of the Designated Securities represented thereby and notices and demands to or upon the Issuer in respect of the Designated Securities and the Indenture may be served shall be at the Trustee’s offices at Corporate Trust Administration, The Bank of New York Mellon, London Branch, Corporate Trust Services, 160 Queen Victoria Street, London EC4V 4LA, United Kingdom, Email: corpsov1@bny.com.

SECTION 2.7 Denominations.

The Designated Securities may be issued in denominations of $2,000 and integral multiples of $1,000.

SECTION 2.8 Security Certificates.

(a) The Designated Securities shall initially be represented by one or more Global Securities substantially in the form of Exhibit A hereto, which shall be deposited with a custodian for the Depository and the Designated Securities represented thereby will be registered in the name of a nominee of the Depository, for the accounts of participants in the Depository.

(b) Designated Securities represented by a Global Security may be transferred, in whole and not in part, only to another nominee of the Depository, to the Depository by a nominee of the Depository, or by a nominee to another nominee of such Depository or, in either case, to a successor Depository selected or approved by the Issuer or to a nominee of such successor Depository.

(c) Beneficial interests in any Designated Securities represented by a Global Security will be exchangeable for Designated Securities represented by definitive Securities only if: (i) the Depository notifies the Issuer that it is unwilling or unable to continue to hold such Global Security or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act and a successor Depository is not appointed by the Issuer, (ii) there shall have occurred and be continuing an Event of Default with respect to the Designated Securities, or (iii) at any time if the Issuer in its sole discretion determines that the Global Securities or any of them should be exchanged for definitive Securities.

(d) Upon the occurrence of any of the events specified in (i), (ii) or (iii) of (c) above, Designated Securities represented by definitive Securities shall be (i) delivered by the Trustee in exchange for beneficial interest in Designated Securities represented by Global Securities and (ii) registered in such names, and issued in such authorized denominations, as shall be requested by or on behalf of the Depository in accordance with its customary procedures.

SECTION 2.9 Defeasance and Covenant Defeasance. The provisions of Section 9.03 of the Indenture will apply to the Designated Securities.

SECTION 2.10 Additional Amounts. The provisions of Section 3.02 of the Indenture will apply to the Designated Securities.

SECTION 2.11 Redemption. (a) The Designated Securities are subject to redemption pursuant to the provisions of Section 11.06 of the Indenture.

(b) The Designated Securities are subject to redemption, prior to June 11, 2036 (the “Par Call Date”), at the Issuer’s option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:  (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Designated Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Designated Securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to (but excluding) the redemption date.

On or after the Par Call Date, the Issuer may redeem the Designated Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Designated Securities being redeemed plus accrued and unpaid interest thereon to (but excluding) the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For the purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 or any successor designation or publication (as determined by us) is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

ARTICLE 3
Amendment to the Indenture

SECTION 3.1 Certain Terms Defined. With respect to any series of Securities under the Indenture on or after the date hereof, including the Designated Securities, Section 1.01 of the Indenture is hereby amended in part to include the following definitions (which shall be deemed to arise in Section 1.01 in their proper alphabetical order):

Section 1.1 Certain Terms Defined.

“Group” means the Issuer and its Subsidiaries together.

“Material Subsidiary” means, at any time, a Subsidiary of the Issuer:

a)    whose gross assets (excluding intra Group items) then equal or exceed 15 per cent. of the gross assets of the Group; or

b)    whose earnings before interest and tax (excluding intra Group items) then equal or exceed 15 per cent. of the earnings before interest and tax of the Group.

For this purpose:

i.          the gross assets or earnings before interest and tax of a Subsidiary of the Issuer will be determined from its financial statements (consolidated if such Subsidiary has Subsidiaries) upon which the latest audited consolidated financial statements of the Group have been based;

ii.         if a Subsidiary of the Issuer becomes a member of the Group after the date on which the latest audited consolidated financial statements of the Group have been prepared, the gross assets or earnings before interest and tax of that Subsidiary (consolidated if such Subsidiary has Subsidiaries) will be determined from its latest financial statements;

iii.         the gross assets or earnings before interest and tax of the Group will be determined from its latest consolidated audited financial statements, adjusted (where appropriate) to reflect the gross assets or earnings before interest and tax of any company or business subsequently acquired or disposed of by the Group; and

iv.         if a Material Subsidiary disposes of all or substantially all of its assets to another Subsidiary of the Issuer, it will immediately cease to be a Material Subsidiary and the other Subsidiary (if it is not already) will immediately become a Material Subsidiary; the subsequent financial statements of those Subsidiaries and the Group (reflecting such transfer of assets) will be used to determine whether those Subsidiaries are Material Subsidiaries or not.

A certificate signed by two authorised signatories of the Issuer addressed to the Trustee certifying which of the Issuer’s Subsidiaries are Material Subsidiaries on any given date will, in the absence of manifest error, be conclusive and binding.

SECTION 3.2 Event of Default Defined. With respect to any series of Securities under the Indenture on or after the date hereof, including the Designated Securities, Section 4.01(f) of the Indenture is hereby amended and restated in its entirety and shall read as follows:

(f)        (i) any indebtedness for borrowed money of the Issuer or any of its Material Subsidiaries is not paid when due or within any originally applicable grace period or (ii) any such indebtedness for borrowed money of the Issuer or any of its Material Subsidiaries becoming due and payable prior to its stated maturity by reason of an Event of Default; provided that no cross-default will occur if (x) the indebtedness is of any Person acquired by the Issuer or one of its Subsidiaries which is incurred under the arrangements in existence at the date of acquisition and the Event of Default in respect thereof is no longer continuing one month after the acquisition or (y) the amount of indebtedness referred to in clauses (i) and/or (ii) above individually or in the aggregate is less than $50,000,000 (or its equivalent in any other currency or currencies); or

SECTION 3.3 Electronic Means. The following shall be added as the new Section 11.07 (Electronic Means) of the Indenture:

Section 11.07 Electronic Means.  In no event shall the Trustee or paying agent be liable for any losses arising from the Trustee or paying agent receiving any data from or transmitting any data to the Issuer (or any authorised person) or acting upon any notice, instruction or other communications via any Electronic Means.  Neither the Trustee nor the paying agent has a duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorised to give instructions or directions on behalf of the Issuer (or any authorised person). The Issuer agrees that the security procedures, if any, to be followed in connection with a transmission of any such notice, instructions or other communications, provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

“Electronic Means” shall mean the following communications methods: (i) non-secure methods of transmission or communication such as e-mail transmission and (ii) secure electronic transmission containing applicable authorisation codes, passwords and/or authentication keys issued by the Trustee or paying agent, or another method or system specified by the Trustee or paying agent as available for use in connection with its services hereunder.

In witness whereof, each of the parties hereto has caused this First Supplemental Indenture to be duly executed on its behalf as of the date first above written.

SMITH & NEPHEW PLC, as Issuer

By:	/s/ Deepak Nath
	Name:	Deepak Nath
	Title:	Director

By:	/s/ Adam Richford
	Name:	Adam Richford
	Title:	Group Treasurer

THE BANK OF NEW YORK MELLON, LONDON BRANCH as Trustee and Paying Agent

By:	/s/ Beth Kuhn
	Name:	Beth Kuhn
	Title:	Authorised Signatory

EXHIBIT A
Form of Security Certificate Representing the Designated Securities

THIS SECURITY IS A GLOBAL REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

SMITH & NEPHEW PLC

5.750% Notes due 2036

No. ______________________	U.S. $______________________
CUSIP No. __________
ISIN: ___________

SMITH & NEPHEW PLC, a public limited company organized under the laws of England and Wales (herein called the “Issuer”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, upon presentation and surrender of this Security the principal sum of ________ United States Dollars ($________) on September 11, 2036, and to pay interest thereon from September 11, 2026 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on March 11 and September 11 in each year, commencing March 11, 2027 (each an “Interest Payment Date”), at the rate of 5.750% per annum, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the record date for such interest which shall be the 15th calendar day preceding such Interest Payment Date (whether or not such day is a Business Day) (“Regular Record Date”), as the case may be. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date (“Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Issuer maintained for that purpose in New York City, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

A-1

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, by manual or pdf or other electronically-imaged (including, without limitation, DocuSign or Adobe Sign) signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A-2

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed manually, electronically or in facsimile.

Dated: September 11, 2026

SMITH & NEPHEW PLC

By:
	Name:	Deepak Nath
	Title:	Director

By:
	Name:	Adam Richford
	Title:	Group Treasurer

[Signature Page to Smith & Nephew plc Global Registered Security]

This is one of the Securities of the series designated herein and referred to in the within- mentioned Indenture.

Dated: September 11, 2026

THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS TRUSTEE

By:
Authorized Officer

[Signature Page to Smith & Nephew plc Global Registered Security]

This Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of October 14, 2020 (the “Base Indenture”), between the Issuer and The Bank of New York Mellon, London Branch, as Trustee (herein called the “Trustee”, which term includes any other successor trustee under the Indenture) as supplemented and amended by the first supplemental indenture dated September 11, 2026 (the “Supplemental Indenture” and together with the Base Indenture, herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to U.S.$ .

The Securities of this series are subject to redemption, prior to June 11, 2036 (the “Par Call Date”), at the Issuer’s option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Securities to be redeemed,

plus, in either case, accrued and unpaid interest thereon to (but excluding) the redemption date.

On or after the Par Call Date, the Issuer may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to (but excluding) the redemption date.

“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in the City of New York or London are authorized or required by law, regulation or executive order to close.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 or any successor designation or publication (as determined by us) is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable.  If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time.  In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Indenture contains provisions to the effect that, in the event of various tax law changes and other limited circumstances that require the Issuer to pay Additional Amounts, the Issuer may redeem all, but not less than all, of the Securities of a series at a price equal to 100% of the principal amount of the Securities plus accrued interest thereon to but excluding the date of redemption, which provisions apply to this Security.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness on this Security upon compliance by the Issuer with certain conditions set forth thereon, which provisions apply to this Security.

If any deduction or withholding for any present or future taxes, levies, duties, assessments, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of the United Kingdom (or any political subdivision or taxing authority thereof or therein) shall at any time be required by applicable law or regulation of the United Kingdom (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Issuer under the Securities, the Issuer will (subject to what follows) pay to the Holder of this Security, such additional amounts as may be necessary in order that the net amounts received by such Holder of such Security, after such deduction or withholding, shall be not less than the amounts to which such Holder would be entitled had such deduction or withholding not been so imposed, assessed, levied or collected; provided, however, that the Issuer shall not be required to make any payment of additional amounts for or on account of:

(1)   any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that the Holder of the relevant Security (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) is or has been a domiciliary, national or resident of, or engaging or having been engaged in a trade or business or maintaining or having maintained a permanent establishment or being or having been physically present in, the United Kingdom or any political subdivision or taxing authority thereof or therein or otherwise having or having had some connection with the United Kingdom or any political subdivision or taxing authority thereof or therein other than the holding or ownership of a Security, or the collection of principal of, and interest, if any, on, or the enforcement of, a Security;

(2)   any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Security was presented more than 30 days after the date on which such payment became due or was provided for, whichever is later;

(3)   any estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;

(4)   any present or future tax, levy, impost or other governmental charge which is payable otherwise than by deduction or withholding from payments on or in respect of the relevant Security;

(5)   any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied, collected or withheld but for the failure to comply with any request addressed to the Holder for certification, identification or other information reporting concerning the nationality, residence, identity or connection with the United Kingdom or any political subdivision or taxing authority thereof or therein of the Holder or beneficial owner of the relevant Security, if compliance is required by treaty or by statute, regulation or administrative practice of the United Kingdom or any such political subdivision or taxing authority thereof or therein as a condition to relief or exemption from such tax, levy, impost or other governmental charge (which such Holder or beneficial owner is legally entitled to provide);

(6)   any present or future tax, levy, impost or other governmental charge which a Holder would have been able to avoid by authorizing the paying agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form requested by the relevant tax authority, a declaration, claim, certificate, document or other evidence establishing exemption therefrom which has been requested of such Holder and which it is legally entitled to provide;

(7)   any present or future tax, levy, impost or other governmental change imposed by the United States of America or any political subdivision or taxing authority thereof or therein;

(8)   any present or future tax, levy, impost or other governmental charge imposed, assessed, levied or collected in respect of a payment under or with respect to a Security to any Holder of the relevant Security that is a fiduciary, partnership or a person other than the sole beneficial owner of such payment or Security to the extent that the beneficiary or settlor with respect to the fiduciary, member of that partnership or beneficial owner would not have been entitled to the additional amounts or would not have been subject to such tax, levy, impost or charge, had that beneficiary, settlor, member or beneficial owner been the actual Holder of such Security; or

(9)   any combination of items (1) through (8) above.

Nor shall additional amounts be paid in the event that the obligation to pay additional amounts is the result of the issuance of definitive Registered Securities to a Holder of a Predecessor Security at such Holder’s request upon the occurrence of an Event of Default and at the time payment is made definitive Registered Securities have not been issued in exchange for the entire principal amount of the Predecessor Securities. The foregoing provisions shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future taxes, levies, duties, assessments, imposts or governmental charges of whatever nature of any jurisdiction in which any successor Person to the Issuer is organized, or any political subdivision or taxing authority thereof or therein.

Upon the occurrence of a Change of Control Repurchase Event, unless the Issuer has exercised its right to redeem all of the Securities, the Issuer will make an offer to holders of the Securities to purchase all the Securities as described below (the “Change of Control Offer”), at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of purchase.

Within 30 days following the date upon which the Change of Control Repurchase Event occurred or, at the Issuer’s option, prior to the date upon which such Change of Control (as defined below) occurs but after the public announcement of the pending Change of Control, the Issuer will be required to provide a notice to each holder of Securities, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 10 days nor later than 60 days from the date such notice is sent, other than as may be required by law (the “Change of Control Payment Date”). The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

Holders of Securities electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender such Securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Securities completed, to DTC at the address specified in the notice, or transfer such Securities to the paying agent by book entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Issuer will, to the extent lawful (i) accept for payment all Securities or portions of Securities (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) validly tendered pursuant to the Change of Control Offer (“Tendered Securities”), (ii) deposit with the paying agent an amount equal to the aggregate purchase price in respect of Tendered Securities and (iii) deliver or cause to be delivered to the Trustee for cancellation the Tendered Securities, together with an officer’s certificate stating the aggregate principal amount of Securities being repurchased by the Issuer.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to the Change of Control Payment Date will be paid on the relevant interest payment date to the person in whose name a Note is registered at the close of business on such record date.

The Issuer will not be required to make a Change of Control Offer if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Issuer and such third party purchases all Securities validly tendered and not withdrawn under its offer or (ii) the Issuer has previously mailed a redemption notice with respect to all of the outstanding Securities.

The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture (including those related to a Change of Control Repurchase Event), the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of the conflict.

Provisions under the Indenture relative to the Issuer’s obligation to make an offer to repurchase Securities as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Securities.

The Change of Control Repurchase Event feature of the Notes may in certain circumstances make it more difficult or discourage a sale or takeover of the Issuer and, thus, the removal of incumbent management. Subject to certain limitations, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuer’s capital structure or credit ratings on the Notes.

The Issuer may not have sufficient funds to repurchase all the Notes, or any other outstanding debt securities that the Issuer would be required to repurchase, upon a Change of Control Repurchase Event.

The following terms have the meanings given to them below:

“Below Investment Grade Ratings Event” means the Securities cease to be rated Investment Grade by the Rating Agencies on any date during the period commencing on the earlier of (i) the occurrence of a Change of Control and (ii) public notice of the occurrence of a Change of Control or the Issuer’s intention to effect a Change of Control, and ending 60 days after (which 60 day period will be extended so long as the rating of the Securities is under publicly announced consideration for a possible downgrade by any Rating Agency) the consummation of a Change of Control. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Ratings Event).

“Change of Control” means the occurrence of any of the following: (i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of consolidation, amalgamation or merger), in one or a series of related transactions, of all or substantially all of the Issuer’s assets and those of its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than to the Issuer or one of its Subsidiaries; (ii) the consummation of any transaction or series of related transactions (including, without limitation, any consolidation, amalgamation, or merger or other combination (including by way of a scheme of arrangement)) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Issuer or one or more of its Subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Issuer’s total outstanding Voting Stock; or (iii) the adoption of a plan relating to the Issuer’s liquidation or dissolution. A transaction shall not constitute a “Change of Control” for the purposes of this definition if (i) the Issuer becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s Voting Stock immediately prior to that transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event.

“Fitch” means Fitch Ratings, Inc., a subsidiary of Fitch Group, Inc., and its successors.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); or the equivalent Investment Grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Issuer.

“Moody’s” means Moody’s Investors Service Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means (i) each of Fitch, S&P and Moody’s and (ii) if any of Fitch, S&P or Moody’s ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Issuer as a replacement agency for Fitch, S&P or Moody’s, or each of them, as the case may be.

“S&P” means S&P Global Ratings Inc., a division of S&P Global Inc., and its successors.

“Subsidiary” means, at any relevant time, any person of which the voting shares or other interests carrying more than 50% of the outstanding voting rights attached to all outstanding voting shares or other interests are owned, directly or indirectly, by or for the Issuer and/or one or more of its subsidiaries.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture, this Security or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered security and/or indemnity reasonably satisfactory to the Trustee, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal (and premium, if any) or any interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

The Securities of this series are issuable only in registered form without coupons in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities is registrable in the Security Register, upon surrender of a Registered Security for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on a Registered Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Registered Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither of the Issuer nor the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount of this Security shall be U.S.$____________. The following decreases/increases in the principal amount of this Security have been made:

Date of Decrease/Increase	Decrease in Principal Amount	Increase in Principal Amount	Total Principal Amount Following such Decrease/Increase	Notation Made by or on Behalf of Trustee

[OPTION OF HOLDER TO ELECT PURCHASE]

The undersigned hereby irrevocably request(s) and instruct(s) the Issuer to repurchase the Securities (or portion thereof specified below), CUSIP No. ___________ pursuant to its terms at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the repayment date, to the undersigned, at ____________________________________ (Please print or type name and address of the undersigned).

For the Securities to be repurchased, the Trustee (or the Paying Agent on behalf of the Trustee) must receive at _____________________, or at such other place or places of which the Issuer shall from time to time notify the holder of the Securities, not more than 30 days following the date upon which the Change of Control Repurchase Event occurred as set forth in the Prospectus Supplement for the Securities, this “Option of Holder to Elect Purchase” form duly completed.

If less than the entire principal amount of the Securities is to be repaid, specify the portion thereof (which shall be in increments of the minimum denomination) which the holder elects to have repaid and specify the denomination or denominations (which shall be $2,000 or whole multiples of $1,000 in excess thereof) of the Securities to be issued to the holder for the portion not being repaid.

$_______________

DATE ___________

NOTICE: The signature on this Option of Holder to Elect Purchase must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

[FORM OF ASSIGNMENT]

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

as agent for the transfer of this Security on the books of the Issuer. The agent may substitute another to act for him or her.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

* The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.